Exhibit 10.1
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                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                         CONCURRENT COMPUTER CORPORATION

                                   AS BORROWER

                                       AND

                              SILICON VALLEY BANK,

                                     AS BANK

                                DECEMBER 23, 2004



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                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated December 23, 2004, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 3353 Peachtree Road, NE, M-10, Atlanta, Georgia 30326 and CONCURRENT COMPUTER
CORPORATION, a corporation organized and in good standing in the State of Delaware ("Borrower"), whose address is 4375 River Green Parkway, Duluth, Georgia 30096, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.   ACCOUNTING AND OTHER TERMS
     --------------------------

     Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.   LOAN AND TERMS OF PAYMENT
     -------------------------

2.1    PROMISE  TO  PAY.

     Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1   REVOLVING  ADVANCES.

     (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, as in effect from time to time, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (ii) the Cash Management Services Reserve minus (iii) the FX Reserve. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. All Advances shall be evidenced by the Revolving Promissory Note to be executed and delivered by Borrower to Bank on the Closing Date and shall be repaid in accordance with the terms of the Revolving Promissory Note.

     (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Loan Payment/Advance Request Form attached as Exhibit B (the "Payment/Advance
                                                 ---------
Form"). Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

     (c)     The  Committed  Revolving Line terminates on the Revolving Maturity
Date,  when  all  Advances  are  immediately  payable.

     (d) Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has occurred a Material Adverse Change.

2.1.2    LETTERS  OF  CREDIT  SUBLIMIT.

     Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (a) the lesser of the Committed Revolving Line or the Borrowing Base, as in effect from time to time, minus (b) the outstanding principal balance of the Advances minus the Cash Management Services Reserve, minus the FX Reserve; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not at any time exceed Two Million Dollars ($2,000,000). Each Letter of Credit will have an expiry date of no later than one hundred eighty (180) days after the Revolving Maturity Date, but Borrower's obligations to reimburse Bank under the Letters of Credit will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Prior to or simultaneously with the


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opening of each Letter of Credit, Borrower shall pay to Bank, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to two percent (2%) per annum of the face amount of the Letter of Credit. Such Letter of Credit Fees shall be paid in advance upon the issuance of the Letter of Credit and upon each anniversary thereof, if any. In addition, Borrower shall pay to Bank any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when customarily required by Bank.

2.1.3    FOREIGN  EXCHANGE  SUBLIMIT.

     If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will establish a reserve amount for each outstanding FX Forward Contract in an amount equal to ten percent (10%) of the notional amount of such FX Forward Contract up to a maximum of One Million Dollars ($1,000,000) (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs and is continuing.

2.1.4    CASH  MANAGEMENT  SERVICES  SUBLIMIT.

     Borrower may use up to One Million Dollars ($1,000,000) for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). The aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line (the "Cash Management Services Reserve"). Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

2.1.5    TERM  LOAN.

     (a)     Bank  will  make  a  Term  Loan  available  to  Borrower.

     (b) Borrower will pay thirty-six (36) equal installments of principal and interest of Ninety-Three Thousand Seven Hundred One and 40/100 Dollars ($93,701.40) each (the "Term Loan Payment"). Each Term Loan Payment is payable on the 1st of each month during the term of the loan. Borrower's final Term Loan Payment, due on December 1, 2007, includes all outstanding Term Loan principal and accrued interest.

2.2     OVERADVANCES.

     If Borrower's Obligations under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay Bank the excess.

2.3     INTEREST  RATE,  PAYMENTS.

     (a)     Interest  Rate.  Advances  accrue  interest  on  the  outstanding
             --------------
principal balance in accordance with the LIBOR Supplement to Loan Agreement of even date herewith between Borrower and Bank, which forms a part of this Agreement. The Term Loan accrues interest at a per annum rate of eight percent (8%). After an Event of Default and during the continuation thereof, at the option of Bank upon notice to Borrower, the Obligations shall accrue interest at three percent (3%) above the rate effective immediately before the Event of Default. Interest is computed on a 360 day year for the actual number of days elapsed.

     (b)     Payments.  Interest  due on the Committed Revolving Line is payable
             --------
on the first (1st) day of each month. Bank may debit any of Borrower's deposit accounts including Account Number XXXXXXXXXX for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrues.


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2.4     FEES.

     (a)     Commitment  Fee.  Borrower  will  pay  Bank  a  commitment  fee
             ---------------
("Commitment Fee") in an amount equal to $75,000, of which $55,000 shall be payable on the Closing Date and $20,000 shall be payable on the first anniversary of the Closing Date. Such Commitment Fee shall be fully earned when paid and shall not be subject to refund or rebate for any reason whatsoever.

     (b)     Unused  Fee.  Borrower  will pay Bank a fee (the "Unused Line Fee")
             -----------
in an amount equal to one-quarter of one percent (0.25%) per annum of the average daily unused and undisbursed portion of the Committed Revolving Line accruing during each month. For purposes of this Section 2.4(b), the amount of outstanding Letters of Credit, the Cash Management Services Sublimit and the FX Reserve shall be deemed usage to the extent they reduce the availability of Advances under the Committed Revolving Line. The accrued and unpaid portion of the Unused Line Fee shall be paid by the Borrower to Bank on the first day of each month for the prior month, commencing on the first such date following the date hereof, and on the Revolving Maturity Date.

     (c)     Bank  Expenses. Borrower will pay Bank all Bank Expenses (including
             --------------
reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement upon demand.

3.   CONDITIONS OF LOANS
     -------------------

3.1     CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

     Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receives the agreements, documents and fees it requires.

3.2     CONDITIONS  PRECEDENT  TO  ALL  CREDIT  EXTENSIONS.

     Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

     (a)     timely  receipt  of  any  Payment/Advance  Form;  and

     (b) the representations and warranties in Section 5 must be true on the date of the Payment/Advance Form and on the effective date of each Credit Extension (other than those representations and warranties expressly referring to another date, which representations and warranties shall be true as of such date) and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that matters set forth in this Section 3.2(b) are true and correct.

4.   CREATION OF SECURITY INTEREST
     -----------------------------

4.1     GRANT  OF  SECURITY  INTEREST.

     Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank upon the occurrence of any Event of Default and during the continuation thereof, may place a "hold" on any deposit account of Borrower maintained with Bank. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2     AUTHORIZATION  TO  FILE.

     Borrower authorizes Bank to file financing statements describing the Collateral without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Borrower represents and warrants as follows:


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5.1     DUE  ORGANIZATION  AND  AUTHORIZATION.

     Borrower and each Subsidiary is duly existing and in good standing in the jurisdiction of its organization or formation and is qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower exact legal name is as set forth on the first page of this Agreement. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which, or by which it is bound, in which the default could reasonably be expected to cause a Material Adverse Change.

5.2     COLLATERAL.

     Borrower has good title to the Collateral, free of Liens except Permitted Liens. All Accounts listed by the Borrower as Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Except as noted on the Schedule /Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other material agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such material license or agreement or any other property. Borrower will provide written notice to Bank within ten (10) days of entering or becoming bound by any such material license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition (other than over-the-counter software that is commercially available to the public). Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except in any such case to the extent such invalidity, claim or unenforceability would not reasonably be expected to cause a Material Adverse Change.

5.3     LITIGATION.

     There are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4     NO  MATERIAL  ADVERSE  CHANGE  IN  FINANCIAL  STATEMENTS.

     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any Material Adverse Change since the date of the most recent consolidated financial statements submitted to Bank.

5.5     SOLVENCY.

     The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement or any of the Loan Documents; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6     REGULATORY  COMPLIANCE.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be


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expected  to  cause  a  Material  Adverse  Change.  None  of  Borrower's  or any
Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7     SUBSIDIARIES.

     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8     FULL  DISCLOSURE.

     No written representation, warranty or other statement of Borrower in any certificate or written statement (other than projections and forecasts) given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. All projections and forecasts provided by Borrower were prepared in good faith and are based upon reasonable assumptions. Bank acknowledges that projections and forecasts are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.   AFFIRMATIVE COVENANTS
     ---------------------

     Borrower will do all of the following for so long as Bank has an obligation to make any Credit Extension, or there are outstanding Obligations:

6.1     GOVERNMENT  COMPLIANCE.

     Borrower will maintain its and all Subsidiaries' legal existence and good standing as a Registered Organization in only the State of Delaware and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2     FINANCIAL  STATEMENTS,  REPORTS,  CERTIFICATES.

     (a) Borrower will deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, company prepared consolidated and consolidating financial statements, consisting of balance sheets, income statements and statements of cash flows covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;
(iii) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within ninety (90) days after the end of each fiscal year of Borrower; (iv) a prompt report of any legal action pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (vi) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.


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     (b)     Within  thirty (30) days after the last day of each month, Borrower will deliver to Bank (i) a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, (ii) an aged listing of accounts receivable
                          ---------
and  (iii)  an  aged  listing  of  accounts  payable.

     (c) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.
                                                           ---------

     (d) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank a listing of all offices or businesses opened by Borrower since the delivery of the last such listing (or since the date hereof, if no prior listing has been provided); provided, however, that Borrower shall not be
                                   --------  -------
required to list any office of business location which has assets of less than $25,000 until a Responsible Officer has knowledge of such new office or business location; provided, further that the value of the assets located in all such
           --------   -------
unreported office or business locations does not exceed $75,000 in the aggregate.

     (e) Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

6.3     INVENTORY;  RETURNS.

     Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices in all material respects as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $250,000 in the aggregate during any month or more than $1,000,000 in any period of six
(6)  consecutive  months.

6.4     TAXES.

     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5     INSURANCE.

     Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable to Borrower or in respect of Collateral under any policy will, at Bank's option, be payable to Bank on account of the Obligations if there then exists an Event of Default.

6.6     PRIMARY  ACCOUNTS.

     Borrower will maintain its primary depository, investment and operating accounts with Bank or its Affiliates.

6.7     FINANCIAL  COVENANTS.

     Borrower will maintain as of the last day of each month (unless otherwise stated below):

     (a)     ADJUSTED QUICK RATIO.  An Adjusted Quick Ratio of not less than (i)
1.75 to 1.00 as of the last date of each month that is also the last day of a fiscal quarter and (ii) 1.65 to 1.00 as of the last date of each month that is not also the last day of a fiscal quarter.

     (b) TANGIBLE NET WORTH. A Tangible Net Worth of at least equal to the sum of (i) (A)$21,000,000 as of the last date of each month that is also the last day of a fiscal quarter and (B) $18,000,000 as of the last date of each month that is not also the last day of a fiscal quarter plus (ii) an


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
amount equal to fifty percent (50%) of (A) Borrower's positive net income for any month ending after the Closing Date; (B) the principal amount of Subordinated Debt incurred by Borrower after the Closing Date; and (C) the proceeds, net of commission and expenses, received by Borrower from the issuance of shares of its capital stock after the Closing Date.

6.8     REGISTRATION  OF  INTELLECTUAL  PROPERTY  RIGHTS.

     Borrower shall not register any Copyrights or Mask Works with the United States Copyright Office unless it: (i) has given at least fifteen (15) days' prior notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank's security interest in the proceeds of the Copyrights proposed to be registered with the United States Copyright Office, including, but not limited to, any Accounts arising out of such Copyrights; and (iii) records such security documents with the United
States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in the proceeds of such Copyrights or Mask Works, including, but not limited to, any Accounts arising out of such Copyrights or Mask Works. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark, in each case within thirty (30) days of any such filing

     Borrower will (i) protect, defend and maintain the validity and enforceability of any material Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9     FURTHER  ASSURANCES.

     Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.   NEGATIVE COVENANTS
     ------------------

     Borrower will not do any of the following without Bank's prior written consent, for so long as Bank has an obligation to make Credit Extensions or there are any outstanding Obligations:

7.1     DISPOSITIONS.

     Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary
                           ------
course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment or (iv) of Equipment or other fixed assets having a value not in excess of $500,000 in the aggregate during any fiscal year.

7.2     CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

     Engage in or permit any of its Subsidiaries to engage in any material line of business other than those lines of business conducted by Borrower and its Subsidiaries on the date hereof and any business reasonably related complementary or incidental thereto or reasonable extensions thereof. Borrower shall not change the persons holding the offices of Chief Executive Officer or Chief Financial Officer (each a "Senior Executive") unless a replacement is approved by a majority of Borrower's Board of Directors, including a majority of those members of the Board of Directors who were members of the Board of Directors and not employees of Borrower as of the date of this Agreement or who are subsequent non-employee directors designated or approved by such initial non-employee directors (the "Outside Directors"), within 90 days of the date of the termination of such Senior Executive, provided that if a majority of the Outside Directors determine that such Senior Executive shall not be replaced, then

Borrower  shall  so  notify  Bank  within thirty (30) days of the determination.
Borrower will not, without at least thirty (30) days prior written notice, change its state of formation or relocate its chief executive office.

7.3     MERGERS  OR  ACQUISITIONS.

     Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into, or transfer its property to, another Subsidiary or into Borrower.

7.4     INDEBTEDNESS.

     Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5     ENCUMBRANCE.

     Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens. In addition, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber, or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Borrower's Intellectual Property, other than (i) customary restrictions and conditions contained in agreements relating to the sale of assets or property (otherwise permitted by this Agreement) pending such sale, provided that such restrictions and conditions apply only to the assets or property to be sold, and (ii) customary provisions in leases, licenses, and other contracts limiting the assignment thereof.

7.6     DISTRIBUTIONS;  INVESTMENTS.

     Directly or indirectly acquire or own any Person, or make any Investment in any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments and Investments in Subsidiaries, net of returns on Investments received from Subsidiaries, not to exceed $500,000 during any fiscal year. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, other than (i) dividends or other payments or distributions payable in shares of common stock or in options, warrants, or other rights to purchase common stock, and (ii) redemptions, retirements or purchases of any capital stock, or any options, warrants, or other rights to purchase capital stock, either from employees, officers, and directors or in market transactions for contribution to retirement plans for the benefit of employees of the Borrower and its Subsidiaries, in an aggregate amount in any fiscal year not to exceed $500,000.

7.7     TRANSACTIONS  WITH  AFFILIATES.

     Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person, (b) transactions with Subsidiaries constituting Investments permitted by Section 7.6 and (c) stock purchases from employees, officers or directors permitted by Section 7.6.

7.8     SUBORDINATED  DEBT.

     Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9     COMPLIANCE.

     Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur if such Reportable Event or Prohibited Transaction would reasonably be expected to result in a Material Adverse Change; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation would reasonably be expected to cause a Material Adverse Change or permit any of its Subsidiaries to do any of the foregoing.

8.   EVENTS OF DEFAULT
     -----------------

     Any one of the following is an Event of Default:

8.1     PAYMENT  DEFAULT.

     If Borrower fails to pay any principal amount of the Obligations when due, or any interest, fees or other amounts of the Obligations within three (3) Business Days after the same have become due;

8.2     COVENANT  DEFAULT.

     (a)     If  Borrower  fails to perform any obligation under Sections 6.2 or
6.7 or violates any of the covenants contained in Article 7 of this Agreement, or

     (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after the earlier of (i) a Responsible Officer of Borrower has knowledge, or should have had knowledge, of such default or (ii) receipt of written notice of such default from Bank; provided, however, that if the default cannot by its nature be cured within the twenty (20) period or cannot after diligent attempts by Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3     MATERIAL  ADVERSE  CHANGE.

     If there occurs a Material Adverse Change.

8.4     ATTACHMENT.

     If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or attachment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5     INSOLVENCY.

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6     OTHER  AGREEMENTS.

     If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change;

8.7     JUDGMENTS.

     If a money judgment(s) in the aggregate of at least $250,000 is rendered against Borrower and is unsatisfied and unstayed for thirty (30) days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8     MISREPRESENTATIONS.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9     GUARANTY.

     Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

8.10     CHANGE  OF  CONTROL.

     Any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of greater than 25% of the shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors.

8.11     SUBSIDIARIES.

     Any circumstance described in Sections 8.3, 8.4, 8.5 or 8.7 occurs to any Subsidiary of Borrower (other than Concurrent Realisations Ltd.) having assets of $250,000 or more.

9.   BANK'S RIGHTS AND REMEDIES
     --------------------------

9.1     RIGHTS  AND  REMEDIES.

     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (e) Apply to the Obligations any (i) balances and deposits of Borrower with Bank or its Affiliate it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;

     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

     (g) Bank may place a "hold" on any account maintained with Bank and deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; and

     (h)     Dispose  of  the  Collateral  according  to  the  Code.

Bank agrees that unless an Event of Default has occurred and is continuing, it will not deliver a "Notice of Exclusive Control" under, and as such term is defined in, the Securities Account Control Agreement of even date herewith among Borrower, Bank, SVB Securities and Banc of America Securities LLC.

9.2     POWER  OF  ATTORNEY.

     Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3     ACCOUNTS  COLLECTION.

     When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4     BANK  EXPENSES.

     If Borrower fails to pay any amount or furnish any required proof of payment to third persons required hereunder, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5     BANK'S  LIABILITY  FOR  COLLATERAL.

     If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6     REMEDIES  CUMULATIVE.

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7     DEMAND  WAIVER.

     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.  NOTICES
     -------

     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
     ------------------------------------------

     Georgia law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the State of Georgia provided, however, that if for any reason the Bank can not avail itself of the courts of the State of Georgia, the Borrower and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.  GENERAL PROVISIONS
     ------------------

12.1     SUCCESSORS  AND  ASSIGNS.

     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2     INDEMNIFICATION.

     Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank arising out of or otherwise related to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for any such amount determined in a final judgment by a court of competent jurisdiction to have been caused by Bank's gross negligence or willful misconduct.

12.3     TIME  OF  ESSENCE.

     Time is of the essence for the performance of all obligations in this Agreement.

12.4     SEVERABILITY  OF  PROVISION.

     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     AMENDMENTS  IN  WRITING,  INTEGRATION.

     All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6     COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7     SURVIVAL.

     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8     CONFIDENTIALITY.

     In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates,
(ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee's or purchasers' agreement to the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9     EFFECTIVE  DATE.

     Notwithstanding anything set forth in this Agreement or any Loan Document to the contrary, this Agreement and all of the Loan Documents shall not be effective until the date on which the Bank executes this Agreement as indicated on the signature page to this Agreement.

12.10     ATTORNEYS'  FEES,  COSTS  AND  EXPENSES.

     In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses actually incurred, in addition to any other relief to which it may be entitled.

13.     DEFINITIONS
        -----------

13.1     DEFINITIONS.

     In  this  Agreement:

     "ACCOUNTS" has the meaning set forth in the Code and includes all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "ADJUSTED QUICK RATIO" is, as of any date, the ratio of Quick Assets to Current Liabilities minus Deferred Maintenance Revenue, in each case as of such date, determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

     "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "BORROWING BASE" is the sum of (a) eighty percent (80%) of Eligible Accounts (the "Advance Ratio") as determined by Bank, in accordance with its customary credit and collateral practices and policies, from Borrower's most recent Borrowing Base Certificate; provided, however, that (i) Bank will
                                       --------   -------
increase the Advance Ratio for Eligible Accounts to eighty-five (85%) of Eligible Accounts after performing an audit of Borrower's Collateral if such audit shows that dilution for Borrower's Accounts, as determined by Bank, is less than four percent (4%) and (ii) Bank may, in accordance with its customary credit and collateral practices and policies, lower the Advance Ratio for Eligible Accounts after performing an audit of Borrower's Collateral; plus (b)
                                                                        ----
so long as Borrower has not less than $15,000,000 in cash on deposit with Bank or its Affiliates in which Bank has a first priority perfected security interest, $5,000,000.

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "CASH MANAGEMENT SERVICES" are defined in Section 2.1.4.

     "CLOSING DATE" is the date of this Agreement.

     "CODE" is the Uniform Commercial Code, in effect in the State of Georgia, as in effect from time to time.

     "COLLATERAL" is the property described on Exhibit A.
                                               ---------

     "COMMITTED REVOLVING LINE" is Advances of up to Ten Million Dollars ($10,000,000).

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement. Amounts of obligations of the types described in clause (iii) above shall be determined based on the net amounts, if any, such Person would then be required to pay upon the termination thereof based on current market conditions.

     "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "CREDIT EXTENSION" is each Advance, Letter of Credit, Term Loan, FX Forward Contract or other foreign exchange contract, or any other extension of credit by Bank for Borrower's benefit.

     "CURRENT ASSETS" are, on any date, amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

     "CURRENT LIABILITIES" are, on any date, the aggregate amount of Borrower's Total Liabilities which mature within one (1) year of such date.

     "DEFERRED MAINTENANCE REVENUE" is all amounts received in advance of performance of maintenance or service or other project warranty-related contracts and not yet recognized as revenue.

     "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; but Bank may, in accordance with its customary credit and collateral practices
---
and policies, change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

     (a) Accounts that the account debtor has not paid within 90 days of invoice date;

     (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

     (c)     Credit  balances  over  90  days  from  invoice  date;

     (d) Accounts for an account debtor, including Affiliates of such account debtor, to the extent such Accounts exceed thirty percent (30%) of all Accounts, for the amounts that exceed that percentage, unless the Bank approves such excess amounts in writing; provided that so long as Borrower's Adjusted
Quick Ratio is greater than 2.00 to 1.00, Accounts owing from any of Comcast Cable Communications, Inc., Time Warner Cable, Inc., America Online, Inc., Lockheed Martin Corporation and Cox Communications, Inc. will not be deemed Eligible Accounts to the extent the Accounts of such account debtor exceed thirty-five percent (35%) of the total Accounts outstanding;

     (e) Accounts for which the account debtor does not have its principal place of business in the United States;

     (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

     (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

     (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

     (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there is a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (k) Accounts for which Bank reasonably determines collection to be doubtful.

     "EQUIPMENT" has the meaning set forth in the Code and includes all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "FX FORWARD CONTRACT" is defined in Section 2.1.3.

     "FX RESERVE" is defined in Section 2.1.3.

     "GAAP" is generally accepted accounting principles.

     "GUARANTOR" is any present or future guarantor of the Obligations.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services (excluding trade accounts payable which are not more than sixty (60) days past due), such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INTELLECTUAL  PROPERTY"  is:

     (a) Copyrights, Trademarks and Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

     (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

     (c) All design rights which may be available to Borrower now or later created, acquired or held;

     (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

     (e) All Proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

     "INVENTORY" has the meaning set forth in the Code and includes all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other Proceeds from the sale or disposition of any of the foregoing and any documents of title.

     "INVESTMENT" is, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are now owned by the Person entering into such short sale), or (b) any deposit with, capital contribution to, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit representing the purchase price of goods, intangibles or services sold or supplied in the ordinary course of business) or Contingent Obligation incurred with respect to Indebtedness or other liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

     "LETTER OF CREDIT" is defined in Section 2.1.2.

     "LETTER-OF-CREDIT RIGHT" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "LOAN  DOCUMENTS"  are,  collectively,  this  Agreement,  the  Revolving
Promissory Note, the Term Note, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

     "MATERIAL ADVERSE CHANGE" means (i) a material adverse change in the general affairs, management, results or operation or financial condition of Borrower; or (ii) there has been a material impairment of the value for priority of Bank's security interests in the Collateral.

     "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     "PERMITTED  INDEBTEDNESS"  is:

     (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

     (b) Indebtedness existing on the Closing Date and shown on the Schedule;

     (c)     Subordinated  Debt;

     (d)     Indebtedness  secured  by  Permitted  Liens;

     (e)     Indebtedness  owing  by  a  Subsidiary  to  Borrower  or Contingent
Obligations incurred by Borrower with respect to Indebtedness or other obligations of a Subsidiary, in each case to the extent constituting an Investment permitted by Section 7.6;

     (f) Indebtedness incurred by Subsidiaries of the Borrower organized in jurisdictions other than the United States for working capital of such Subsidiaries in an aggregate principal amount that does not exceed, as to all such Subsidiaries, $500,000 at any one time outstanding;

     (g) all extensions, renewals and refinancings of Indebtedness permitted by (b) through (d) above provided that (i) any such extension, renewal and refinancing does not increase the outstanding principal amount of Indebtedness so extended, renewed or refinanced, (ii) any such extension, renewal and refinancing does mature earlier than Indebtedness so extended, renewed or refinanced and (iii) if the Indebtedness so extended, renewed or refinanced is Subordinated Debt, such extension, renewal or refinancing Indebtedness is subordinated in right of payment to the Obligations on terms no less favorable to Bank than the Subordinated Debt so extended, renewed or refinanced.

     "PERMITTED  INVESTMENTS"  are:

     (a)     Investments shown on the Schedule and existing on the Closing Date;

     (b) Investments consisting of (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue;

     (c) Promissory notes received as non-cash consideration for dispositions of assets otherwise permitted by this Agreement;

     (d) Investments received in connection with bankruptcies, reorganizations or settlement of delinquent accounts and disputes with customers or suppliers, in the ordinary course of business; and

     (e) Investments in the forms of loans and advances made to employees of Borrower(i) that do not exceed $25,000 in principal amount at any one time outstanding or (ii) made for travel, entertainment or similar expenses incurred in the ordinary course of business.

     "PERMITTED  LIENS"  are:

     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over
                                                   --
any  of  Bank's  security  interests;

     (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment or incurred within one hundred twenty (120) days after such acquisitions, provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed $1,000,000 at any one time outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the
                --
Proceeds  of  the  Equipment;

     (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security
                 --
interest;

     (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

     (f) Liens on the property of Subsidiaries organized in jurisdictions other than the United States and securing Indebtedness described in clause (f) of the definition of Permitted Indebtedness; and

     (g) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension,
                                                              ---
renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "PROCEEDS" has the meaning described in the Code as in effect from time to time.

     "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months from such date determined according to GAAP.

     "REGISTERED ORGANIZATION" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

     "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "REVOLVING MATURITY DATE" is December 23, 2006.

     "REVOLVING PROMISSORY NOTE" means that certain Revolving Promissory Note of even date herewith in the maximum principal amount of Ten Million Dollars ($10,000,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions, therefor.

     "SCHEDULE" is any attached schedule of exceptions.

     "SUBORDINATED DEBT" is debt incurred by Borrower subordinated in right of payment to Borrower's indebtedness owed to Bank on terms satisfactory to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

     "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "SUPPORTING OBLIGATION" means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

     "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries plus the principal amount of Subordinated Debt of Borrower minus, (i) any amounts attributable to (a) goodwill, (b) intangible
          -----
items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total
                                                                  ---
Liabilities.

     "TERM LOAN" is a loan of Three Million Dollars ($3,000,000).

     "TERM LOAN MATURITY DATE" is December 23, 2007.

     "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, but excluding all Subordinated Debt other than the then-current portion of such Subordinated Debt allowed to be paid.

     "TRADEMARKS" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

                    [Signatures appear on the following page]

     IN WITNESS WHEREOF, Borrower and Bank have caused their duly authorized officers to set their hands and seals as of the day and year first above written

BORROWER:

CONCURRENT  COMPUTER  CORPORATION


By:  ___________________________________
     Name:
     Title:


BANK:

SILICON  VALLEY  BANK


By:  ____________________________________
     Name:
     Title:

Effective as of December 23, 2004

                                    EXHIBIT A
                                    ---------

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other Proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All Letter-Of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     All Supporting Obligations and all Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and Proceeds thereof.

     Borrower has further agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its Intellectual Property or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in, or encumbering any of its Intellectual Property, without Bank's prior written consent.

     Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, service marks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the "Intellectual Property"), except that the Collateral shall include the Proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower or general intangibles consisting of rights to payment, and if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are Proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank's security interest in such accounts and general intangibles of Borrower that are Proceeds of the Intellectual Property.

                                    EXHIBIT B
                                    ---------

LOAN  PAYMENT/ADVANCE  REQUEST  FORM
Deadline for same day processing is 3:00 E.S.T.
FAX TO:  (404) 467-1471       DATE:
                                   ------------

--------------------------------------------------------------------------------
[_] Loan  Payment:     _______________  Client  Name  (Borrower)

    From  Account #                            To  Account #
                   -------------------                      --------------------
                   (Deposit Account #)                       (Loan Account #)

    Principal  $                     and/or  Interest  $
                ---------------------                   ------------------------

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

AUTHORIZED  SIGNATURE:                               Phone  Number:
                      -----------------------------                -------------

--------------------------------------------------------------------------------
[_] LOAN  ADVANCE:
--------------------------------------------------------------------------------

COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

From Account #                                  To Account #
               -------------------                          --------------------
               (Deposit Account #)                           (Loan Account #)

Amount of Advance $
                   --------------

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

AUTHORIZED SIGNATURE:                                 Phone Number:
                     -----------------------------                 -------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  OUTGOING  WIRE  REQUEST
  COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.
Deadline for same day processing is 12:00 p.m., E.S.T.

Beneficiary  Name:                         Amount  of  Wire:  $
                  -----------------------                      -----------------
Beneficiary  Bank:                         Account  Number:
                  -----------------------                      -----------------
City  and  State:
                  -----------------------

Beneficiary  Bank  Transit  (ABA) #: __ __ __ __ __ __ __ __  Beneficiary Bank Code
                                                              (Swift, Sort, Chip, etc.):
                                                              (FOR INTERNATIONAL WIRE ONLY)

Intermediary  Bank:                         Transit  (ABA)  #:
                   -----------------------                    ------------------

For  Further  Credit  to:
                         -------------------------------------------------------

Special  Instruction:
                     -----------------------------------------------------------

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:              2nd Signature (If Required):
                     ------------                              -----------------

Print  Name/Title:                              Print  Name/Title:
                  --------------                                    ------------

Telephone  #                                   Telephone  #
            --------------------                           ---------------------

--------------------------------------------------------------------------------

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------
Borrower:  Concurrent Computer Corporation          Bank: Silicon Valley Bank
                                                          3003 Tasman  Drive
                                                          Santa Clara, CA 95054
Commitment Amount: $10,000,000
--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
1.                   Accounts Receivable Book Value as of                                 $
                                                                                           -------------
2.                   Additions (please explain on reverse)                                $
                                                                                           -------------
3.                   TOTAL ACCOUNTS RECEIVABLE                                            $
                                                                                           -------------

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.                   Amounts over 90 days due                              $
                                                                            ------------
5.                   Balance of 50% over 90 day accounts                   $
                                                                            ------------
6.                   Credit balances over 90 days                          $
                                                                            ------------
7.                   Concentration Limits*                                 $
                                                                            ------------
8.                   Foreign Accounts                                      $
                                                                            ------------
9.                   Governmental Accounts                                 $
                                                                            ------------
10.                  Contra Accounts                                       $
                                                                            ------------
11.                  Promotion or Demo Accounts                            $
                                                                            ------------
12.                  Intercompany/Employee Accounts                        $
                                                                            ------------
13.                  Other (please explain on reverse)                     $
                                                                            ------------
14.                  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                 $
                                                                                           -------------
15.                  Eligible Accounts (#3 minus #14)                                     $
                                                                                           -------------
16.                  LOAN VALUE OF ACCOUNTS (#15 times the Advance Ratio)                 $
                                                                                           -------------
      * [__% FOR _______]

BALANCES
17.                  Maximum Loan Amount                                   $
                                                                            ------------
18.                  Total Funds Available [Lesser of #17 or #16]                         $
                                                                                           -------------
19.                  Present balance owing on Line of Credit               $
                                                                            ------------
20.                  Outstanding under Sublimits (LC or FX)                $
                                                                            ------------
21.                  RESERVE POSITION (#18 minus #19 and #20)                             $
                                                                                           -------------

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.


                                                   -----------------------------
COMMENTS:                                              BANK  USE  ONLY
                                                       ----  ---  ----

                                                   Rec'd  By:
                                                             -------------
                                                             Auth.  Signer
By:                                                Date:
   -------------------------------------                ------------------
            Authorized  Signer
                                                   Verified:
                                                             -------------
                                                             Auth.  Signer

                                                   Date:
                                                        ------------------

                                                   -----------------------

                                                   -----------------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE


TO:       SILICON VALLEY BANK
          3003 Tasman Drive
          Santa Clara,  CA  95054

FROM:     Concurrent Computer Corporation


          The undersigned authorized officer of Concurrent Computer Corporation ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________, 200__ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date (other than those representations and warranties expressly referring to another date, which representations and warranties shall be true as of such date). In addition, the undersigned certifies that (1) Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) no liens has been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits which Borrower has not previously notified in writing to Bank. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                    REQUIRED                 COMPLIES
----------------------------------    -----------------------  ---------
Monthly financial statements + CC     Monthly within 30 days   Yes   No
Annual (Audited)                      FYE within 120 days      Yes   No
A/R & A/P Agings                      Monthly within 30 days   Yes   No
A/R Audit                             Initial and Semi-Annual  Yes   No
Projections and Business Plan         FYE within 90 days       Yes   No
Borrowing Base Certificate            Monthly within 30 days   Yes   No

FINANCIAL COVENANT                        REQUIRED            ACTUAL      COMPLIES
----------------------------      ------------------------  -----------  ---------
Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio      1.75:1.00                  _____:1.00  Yes   No
Minimum Tangible Net Worth        $21,000,000               $  ________  Yes   No

   Profitability:                 Quarterly    $__________               Yes   No


_______________________
(1) Plus 50% of (a) monthly positive net income after the Closing Date, (b) Subordinated Debt incurred after the Closing Date and (c) gross proceeds received from the issuance of shares of capital stock after the Closing Date.

Borrower only has deposit accounts located at the following institutions:
___________________.

Has Borrower filed any new Trademark, Patent or Copyright applications?  Yes/ No

(If "yes", please list below and complete the attached Addendum to Intellectual
                          Property Security Agreement)

Trademarks:  ___________________________________________________

Patents:  _______________________________________________________

Copyrights:  _______________________________________________________

Has Borrower opened new office or business locations with assets in excess of $25,000? Yes/No

(If "yes," please provide the location or locations)
___________________________________________________________
___________________________________________________________
___________________________________________________________

Has a Responsible Officer become aware of unreported new offices or business locations with assets of less than $25,000 each or $75,000 in the aggregate? Yes/No

(If "yes," please provide the location or locations)
___________________________________________________________
___________________________________________________________
___________________________________________________________


                                                   -----------------------------
COMMENTS  REGARDING  EXCEPTIONS:  See  Attached.           BANK  USE  ONLY
                                                           ----  ---  ----

                                                   Received By:
------------------------                                       -----------------
                                                               Authorized Signer
Sincerely,                                         Date:
                                                        ------------------------
--------------------
                                                   Verified:
                                                             -------------------
--------------------------------------------                   Authorized Signer
Signature
                                                   Date:
--------------------------------------------            ------------------------
Title
                                                   Compliance Status:   Yes   No
--------------------------------------------
Date

                     Schedule to Loan and Security Agreement
                     ---------------------------------------

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement):______________________________

Borrower's State of formation:  _________________________________

Borrower has operated under only the following other names (if none, so state):
________________________________________________________________________

All other addresses at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

List Acct. Numbers:

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:


Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:


SUBORDINATED DEBT:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:



The following is a list of the Borrower's copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):



The following is a list of all software which the Borrower sells, distributes or
licenses to     others, which is not registered with the United States Copyright
                                 ---
Office. (Please include versions which are not  registered:



The following is a list of all of the Borrower's patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

The following is a list of all of the Borrower's patents which are pending with
the United     States Patent Office.  (Please include name of the patent and a copy of the application.):


The following is a list of all of the Borrower's registered trademarks. (Please include name of the trademark and a copy of the registration.):


Borrower is not subject to litigation which would have a material adverse effect on the Borrower's financial condition, except the following (attach additional comments, if needed):


Tax ID Number ___________________________________________
Organizational Number, if any:___________________________